                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 MARCH 26, 2004
                                 --------------
                                 Date of Report
                        (Date of earliest event reported)


                            MEMBERWORKS INCORPORATED
                            ------------------------
             (Exact name of registrant as specified in its charter)


     DELAWARE                          0-21527                     06-1276882
------------------------      ------------------------       -------------------
(State of Incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)


                               680 Washington Blvd
                           Stamford, Connecticut 06901
                          -----------------------------
                    (Address of principal executive offices,
                               including zip code)


                                 (203) 324-7635
                                 --------------
                         (Registrant's telephone number,
                              including area code)

                            MEMBERWORKS INCORPORATED

ITEM 9. REGULATION FD

     As previously announced, MemberWorks Incorporated has entered into a master transaction agreement with Lavalife Inc. pursuant to which MemberWorks has agreed to purchase all of the assets and outstanding capital stock of Lavalife for approximately Cdn$152.5 million in cash. MemberWorks expects the transaction to be completed on April 1, 2004, subject to the satisfaction of certain closing conditions. In addition, on March 25, 2004, MemberWorks entered into an amended and restated senior secured credit facility that allows borrowings up to $45 million. MemberWorks intends to finance the Lavalife acquisition with cash on hand as well as borrowings under the amended and restated senior secured credit facility.

      MemberWorks today announced via a press release that it will be offering $150 million aggregate principal amount of senior notes due 2014, which press release was filed today via a Form 8-K. In the offering memorandum related to the offering of the senior notes due 2014, the following disclosures were made:

                            THE LAVALIFE ACQUISITION

THE ACQUISITION

     On March 3, 2004, MemberWorks entered into a master transaction agreement with Lavalife pursuant to which MemberWorks agreed to purchase all of the assets and outstanding capital stock of Lavalife for an estimated purchase price of approximately Cdn$152.5 million in cash. We expect the transaction to be completed on April 1, 2004, subject to the satisfaction of certain closing conditions. We intend to finance the purchase price with cash on hand and borrowings under our $45.0 million senior secured credit facility. Following the consummation of the acquisition, Lavalife will be operated as a wholly owned restricted subsidiary of MemberWorks and will guarantee the notes offered hereby.

     As a part of the Lavalife acquisition, members of Lavalife's senior management have agreed to enter into employment agreements with MemberWorks, including Bruce Croxon, Chairman and Chief Executive Officer, Nicholas Paine, Vice President of International Corporate Development, and Ed Lum, Vice President of Product Design. In addition, these members of Lavalife's senior management have agreed to purchase approximately Cdn$11.9 million in MemberWorks' restricted common stock at the closing of the acquisition.

THE MASTER TRANSACTION AGREEMENT

     The estimated purchase price for the acquisition is, subject to certain adjustments and excluding fees and expenses, approximately Cdn$152.5 million in cash. The purchase price under the master transaction agreement will be adjusted to take into account, among other things, (1) the extent to which Lavalife's working capital at the time of the closing deviates from its adjusted working capital (as defined in the master transaction agreement), and (2) the amount by which cash at the closing time is less than Cdn$3.0 million. In addition, the purchase price reflects certain assumptions of MemberWorks related to its tax liabilities to be incurred in connection with the Lavalife acquisition. The master transaction agreement contains customary representations, warranties and covenants.

     Each of the shareholders of Lavalife has agreed to indemnify MemberWorks for losses arising from, among other things, breaches of representations and warranties, breaches of covenants and certain liabilities. MemberWorks has agreed to indemnify the shareholders of Lavalife for losses arising from, among other things, breaches of representations and warranties and the failure to perform any of its covenants. Such indemnification obligations of the shareholders of Lavalife and of MemberWorks in relation to representations and warranties survive for a period of eighteen months following the closing. Certain other indemnification obligations of the shareholders of Lavalife and of MemberWorks are not triggered unless the liabilities exceed certain minimum amounts.

                              LAVALIFE'S BUSINESS

OVERVIEW

     Through our subsidiary Lavalife, we will be a leading global provider of web-based and interactive voice response ("IVR") based personals services. Founded in 1987, Lavalife markets its web and telephone products in approximately 60 markets principally across the United States, Canada and Australia. Lavalife's open-minded approach to dating allows members to choose how they want to "click" with other singles by offering three unique categories: dating, relationships and intimate encounters. Lavalife has had over 8 million unique users since its inception. During 2003, Lavalife's users on average exchanged 1.3 million messages every day.

     Lavalife offers both web-based and IVR-based personals services to its users. These services allow them to interact with each other from anywhere in real time by phone, email, text chat or video. To acquire new users and retain existing users, Lavalife relies on its innovative products, marketing relationships with major media groups, advertising campaigns in large markets, widely recognized brand and advanced technology infrastructure. These interactive services allow users who want to enhance their social lives to search for a date, meet new people and communicate with other users in a real time, "Anywhere, "Anytime" and "Anyhow" environment. Lavalife's global revenues are estimated to rank 2nd in 2003 for interactive personals services. Lavalife.com, the company's interactive web site, had 8.2 million unique visitors in January 2004, ranking 5th globally and 1st in Canada, according to comScore Media Metrix.

     Lavalife currently has over 700,000 active web-based and IVR-based users. Lavalife serves customers in the United States, Canada and other regions, principally Australia, which accounted for approximately 69%, 25% and 6%, respectively, of its net sales for the fiscal year ended September 30, 2003. We believe that Lavalife has developed a unique personals services brand that focuses on outgoing singles living in major metropolitan areas.

     Lavalife employs a transactional business model, in which users buy non-refundable credits up front and spend those credits only when they want to interact with other users. Lavalife's competitors generally employ a subscription model, in which users pay a fixed periodic fee. We believe a transactional model is more attractive to new users, who will join due to a lower initial cost and the ability to easily control their spending. The customer determines when to use the credits to communicate with other users. Furthermore, once a user has an account balance, the user has a strong financial incentive to return to use their remaining credits. To further encourage return visits, Lavalife continues to refine its existing service offerings and introduce new interactive services, such as video. Lavalife continues to refine its product offerings and introduce innovative interactive products including video and real time online social networking.

     Lavalife's web personals services business started in 1996 as a free service and began charging users on a transaction basis in 1998. Currently, Lavalife is adding approximately 6,500 new users per day. We believe Lavalife is well positioned to capitalize on anticipated expansion of online personals services market generated by the growth in consumer participation driven by social, practical and economic factors.

     We believe Lavalife is currently the only company in the world offering both web-based and IVR-based services on a global scale. The online dating industry is characterized by two significant barriers to entry: critical mass and technology. A critical mass of users in each geographic area is required to offer value to and attract customers. In addition, highly responsive and technologically advanced applications are required to attract and retain customers. With an already strong market presence in the major North American metropolitan areas and advanced technology, we believe Lavalife is well positioned to benefit from these market dynamics.

TECHNOLOGY

     Lavalife has recently upgraded its integrated global network to support both its IVR and web operations from two network operations centers. These centers, located in Toronto, Canada and Sydney, Australia, allow Lavalife to scale both its web and IVR operations, as well as support mobile operations, with full remote management capabilities of all services. Lavalife invested approximately Cdn$50 million in the current system, which was completed in April 2003.

EMPLOYEES

     As of February 29, 2004, Lavalife had 302 full-time equivalent employees in two locations, Toronto, Ontario and Sydney, Australia. None of Lavalife's employees are unionized. Lavalife has had no labor-related work stoppages and believes that its labor relations are good.

                      LAVALIFE MANAGEMENT'S DISCUSSION AND
                      ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

OVERVIEW

     Lavalife is a leading independent provider of web-based and IVR-based personals services. Lavalife offers its services to its approximately 700,000 active web-based and IVR-based users and had approximately 8.2 million unique web visitors during January 2004. These interactive services allow users who want to enhance their social lives to search for a date, meet new people and communicate with other users. Lavalife serves customers in the United States, Canada and other regions, principally Australia, which accounted for approximately 69%, 25% and 6%, respectively, of its net sales for the fiscal year ended September 30, 2003. To acquire new users and retain existing users, Lavalife relies on its innovative products, marketing relationships with major media groups, advertising campaigns in large markets, widely recognized brand and advanced technology infrastructure.

     Lavalife employs a transactional business model, in which users buy non-refundable credits up front and spend those credits when they want to interact with other users. The customer determines when to use the credits to communicate with other users. Lavalife derives its revenues from the sale of these credits to its users. Revenue is recognized on the basis of credits consumed. Deferred revenue represents credits purchased by customers remaining unused at the end of the period and estimated to be used in the future.

     Lavalife is a Canadian company and is exposed to currency exchange rate fluctuations because a significant portion of its revenues and expenses are denominated in currencies other than the Canadian dollar. For the year ended September 30, 2003, 81% of the revenue generated was denominated in U.S. dollars, 14% was denominated in Canadian dollars and 5% in Australian dollars. For the year ended September 30, 2003, 48% of the costs were denominated in Canadian dollars, 47% in U.S. dollars and 5% in Australian dollars.

THREE MONTH PERIOD ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002

     Sales. Sales decreased Cdn$4.1 million, or 15%, to Cdn$23.1 million during the three months ended December 31, 2003 from Cdn$27.2 million during the three months ended December 31, 2002. The decrease was driven by the decrease in sales of Cdn$3.5 million, or 13%, due to a decline in value of U.S. dollars relative to Canadian dollars, which had a negative impact on the sales generated in U.S. dollars. The average foreign exchange rate for U.S. dollars, expressed in Canadian dollars, for the three months ended December 31, 2003 decreased 16% over the prior year period. Excluding the negative impact of the foreign exchange rate movement, sales decreased by Cdn$0.6 million, or 2%, due to continued growth in its web based business, which was offset by a decline in the IVR business experienced during the upgrade of its dating systems technology.

     Operating income. Operating income decreased Cdn$1.8 million, or 41%, to Cdn$2.6 million during the three months ended December 31, 2003 from Cdn$4.4 million during the three months ended December 31, 2002. The decrease was primarily driven by the negative impact of the foreign exchange rate movement described above, which reduced operating income by Cdn$1.7 million. Excluding the negative impact of the foreign exchange rate movement, operating income decreased by Cdn$0.2 million.

FISCAL YEAR ENDED SEPTEMBER 30, 2003 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 2002

     Sales. Sales decreased Cdn$5.6 million, or 5% to Cdn$102.6 million in fiscal 2003 from Cdn$108.2 million in fiscal 2002. The decrease was driven by a decrease in sales of Cdn$5.8 million, or 5%, due to a decline in value of U.S. dollars relative to Canadian dollars, which had a negative impact on the sales generated in U.S. dollars. The average foreign exchange rate for U.S. dollars expressed in Canadian dollars, for the 2003 fiscal year decreased 7% over the prior year. Excluding the negative impact of the foreign exchange movement, Lavalife's sales would have increased by $0.2 million due to continued growth in its web-based business, which was offset by a decline in the IVR business experienced during the upgrade of its dating systems technology.

     Operating income. Operating income decreased Cdn$2.8 million, or 14%, to Cdn$17.1 million in fiscal 2003 from Cdn$19.9 million in fiscal 2002. The decrease was primarily driven by the negative impact of foreign exchange rate movement on sales discussed above, which reduced operating income by Cdn$3.1 million. Excluding the negative impact of the foreign exchange rate movement, operating income increased by Cdn$0.3 million or 0.3% of sales, which was primarily due to the recovery of disputed telecommunications charges, partially offset by the increase in advertising expenses to promote Lavalife's web-based services.

LIQUIDITY AND CAPITAL RESOURCES

     Cash flows from operating activities increased to Cdn$4.4 million during the three months ended December 31, 2003 from Cdn$1.7 million during the three months ended December 31, 2002 primarily due to an increase in changes in working capital. Cash flows from operating activities increased to Cdn$16.3 million in fiscal 2003 from Cdn$14.6 million in fiscal 2002 primarily due to an increase in changes in working capital.

     Cash used in investing activities decreased to Cdn$0.2 million during the three months ended December 31, 2003 from Cdn$0.9 million during the three months ended December 31, 2002 primarily driven by a decrease in capital expenditures. Capital expenditures during the three months ended December 31, 2003 decreased to Cdn$0.2 million from Cdn$0.8 million during the three months ended December 31, 2002. Cash used in investing activities decreased to Cdn$2.8 million in fiscal 2003 from Cdn$5.9 million in fiscal 2002 primarily driven by a decrease in capital expenditures. Capital expenditures in fiscal 2003 decreased to Cdn$2.9 million from Cdn$5.7 million fiscal 2002 primarily due to the completion of the upgrade of the dating systems technology in the year ended September 30, 2003.

     Cash used in financing activities was Cdn$21.0 thousand during the three months ended December 31, 2003 versus cash provided by financing activities of Cdn$9.6 million during the three months ended December 31, 2002. Financing activities during the three months ended December 31, 2002 included the net cash received from the issuance of capital of Cdn$9.7 million. Cash used in financing activities decreased to Cdn$8.5 million in fiscal 2003 from Cdn$9.7 million in fiscal 2002. Financing activities during fiscal 2003 included a return of capital of Cdn$17.0 million and a premium paid on the cancellation of common stock and stock options of Cdn$1.0 million offset by net cash received from the issuance of capital of Cdn$9.8 million. Financing activities during fiscal 2002 included the repayment of subordinated debt of Cdn$9.7 million.

                  RISK FACTORS RELATED TO LAVALIFE'S BUSINESS

COMPETITORS MAY MOVE TO A TRANSACTIONAL MODEL FOR THEIR SERVICES.

     Currently, Lavalife is one of a few online dating services that offers its IVR and web services on a transactional model. This means that customers buy credits, but only spend them when communicating with other users. Other companies offer a subscription service, in which a customer pays a monthly fee for access to the online dating service, whether or not they actually communicate with other users. Lavalife believes that a transactional model is more attractive to new users, who will join due to a lower initial cost and the ability to easily control their spending. At the same time, unused credits lower the churn of customers as they provide incentive for customers to return. If other companies were to offer their services in a transactional model, Lavalife could lose market share, which could materially adversely affect Lavalife's business, financial condition and results of operations.

LAVALIFE MAY BE UNABLE TO COMPETE EFFECTIVELY WITH OTHER COMPANIES IN ITS INDUSTRY THAT HAVE FINANCIAL OR OTHER ADVANTAGES.

     The online dating industry is characterized by the need to achieve a critical mass of users in each geographic area in order to attract and offer services to customers. In order to compete effectively, Lavalife must attract new users through marketing, brand recognition, competitive and innovative pricing and quality technology.

     Lavalife's competitors, such as Match.com, a subsidiary of InterActiveCorp., and Yahoo! Personals, as well as other similar companies, offer services similar to Lavalife's. Some of these competitors have larger customer bases and greater financial and other resources than Lavalife. To date, Lavalife has effectively competed with such companies. However, there can be no assurance that:

     - the competitors will not increase their emphasis on programs similar to those offered by Lavalife;

     - the competitors will not provide services comparable or superior to those provided by Lavalife at a lower cost to the user;

     - the competitors will not adapt more quickly than Lavalife to evolving industry trends or changing market requirements; or

     - additional competitors with greater financial or other resources will emerge.

     Such increased competition may result in price reductions, reduced operating margins or loss of market share, any of which could materially adversely affect Lavalife's business, financial condition and results of operations.

LAVALIFE DEPENDS ON ITS ABILITY TO ATTRACT AND RETAIN ACTIVE MEMBERS.

     Lavalife's future success depends in large part upon continued demand for its services. A number of factors could affect the frequency with which customers utilize Lavalife's services or whether they use them at all. These factors include the popularity of online dating and the availability of alternative services. Any significant decline in usage could have a material adverse effect on Lavalife's business, financial condition and results of operations.

     The online dating market is still young and rapidly evolving. The adoption of online dating requires the acceptance of a new way of meeting other singles and exchanging information. Many of Lavalife's potential customers have little or no experience using the Internet as a dating tool, and therefore, Lavalife also competes with traditional methods of meeting other singles. If online dating acceptance declines or if Lavalife is not able to anticipate changes in the online dating market, its business, results of operations and financial condition could be adversely affected.

LAVALIFE RELIES HEAVILY ON ITS INFORMATION TECHNOLOGY AND IF ACCESS TO THIS TECHNOLOGY IS IMPAIRED OR INTERRUPTED, OR IF LAVALIFE FAILS TO FURTHER DEVELOP THIS TECHNOLOGY, LAVALIFE'S BUSINESS COULD BE HARMED.

     Lavalife's success depends in large part upon its ability to process and manage substantial amounts of information. Lavalife must continue developing and enhancing its information systems to remain competitive. This may require the acquisition of equipment and software and the development, either internally or through independent consultants, of new proprietary software. Any interruption or loss of its information technology capabilities could harm Lavalife's business, financial condition, results of operations and cash flows.

     If competitors introduce new products with new technologies, or if new industry standards emerge, Lavalife's existing technology may become obsolete. Lavalife's future success will depend on its ability to do the following:

     - enhance existing products;

     - develop and license new products and technologies; and

     - respond to technological advances and emerging industry trends on a cost-effective and timely basis.

     The market for online dating services is characterized by rapid technological developments, new product introductions and evolving industry standards. The emerging character of these products and services and their rapid evolution will require continuous improvement in the performance, features and reliability of Lavalife's service, particularly in response to competitive offerings. Lavalife may not be successful in responding to these developments in a timely and cost-effective manner. In addition, the widespread adoption of new online technologies or standards could require Lavalife to make substantial expenditures to modify or adapt its websites and services. Any substantial expenditures could have a material adverse effect on Lavalife's business, financial condition and results of operations.

     A critical part of Lavalife's service is its website that produces search results, provides opportunities for interaction and tracks member activity for billing purposes. A failure to adapt its website, transaction processing systems and network infrastructure to consumer requirements or emerging trends could lead users to move to competitor's services and could have a material adverse effect on Lavalife's business, financial condition, results of operations and cash flows.

LAVALIFE RELIES ON COMPUTER AND COMMUNICATION SYSTEMS. COMPUTER VIRUSES OR OTHER SYSTEM FAILURES MAY CAUSE LAVALIFE'S SYSTEMS TO INCUR DELAYS OR INTERRUPTIONS.

     Lavalife's business is highly dependent on computer and telecommunications systems and any temporary or permanent loss of either system could have a material adverse effect on Lavalife. In particular, computer viruses may cause Lavalife's systems to incur delays or other service interruptions and could damage its reputation which, in turn, could significantly harm Lavalife's business, financial condition and results of operations. The inadvertent transmission of computer viruses could expose Lavalife to a material risk of loss or litigation and possible liability. The continuing and uninterrupted performance of Lavalife's systems is critical to its success, as members may become dissatisfied by any service interruptions. Sustained or repeated system failures would reduce the attractiveness of Lavalife's system services and could result in reduced traffic and revenues.

THE SUCCESS OF LAVALIFE'S BUSINESS DEPENDS ON MAINTAINING THE INTEGRITY OF ITS SYSTEMS AND INFRASTRUCTURE.

     A fundamental requirement for online commerce and communications is the secure transmission of confidential information, such as credit card numbers or other personal information, over public networks. If any compromise of Lavalife's security were to occur, it could have a detrimental effect on its reputation and adversely affect Lavalife's ability to attract customers. As Lavalife's operations continue to grow in both size and scope, Lavalife will need to improve and upgrade its systems and infrastructure. This may require Lavalife to commit substantial financial, operational and technical resources before the volume of business increases, with no assurance that the volume of business will increase.

A PORTION OF LAVALIFE'S REVENUES AND EXPENSES ARE DENOMINATED IN FOREIGN CURRENCIES AND ITS RESULTS MAY BE AFFECTED BY FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS.

     Lavalife is exposed to currency exchange rate fluctuations because a portion of its sales and expenses are denominated in currencies other than the U.S. dollar. In addition, a significant portion of Lavalife's sales are denominated in a different currency than their expenses. As a result, Lavalife's financial performance may be negatively affected by currency fluctuations. For example, changes in exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, affect Lavalife's sales and expenses denominated in currencies other than the U.S. dollar and may have a negative impact on the value of Lavalife's assets located outside the United States. In addition, Lavalife may expand its international operations in the future. Although Lavalife has historically entered into hedging transactions designed to mitigate these currency risks, there can be no assurance that we will be successful in doing so in the future and that currency fluctuations will not have a material adverse effect on Lavalife's business, financial condition and results of operations.

LAVALIFE DEPENDS ON KEY EXECUTIVES.

     Lavalife is dependent on certain key members of its management, particularly Chairman and Chief Executive Officer, Bruce Croxon, Vice President of International Corporate Development Nicholas Paine and Vice President of Product Design Ed Lum. In addition, Lavalife's future success will depend in part upon its ability to attract and retain highly skilled personnel. The failure to hire and retain such personnel could have a material adverse effect on its business, financial condition and results of operations.

CHANGING LAWS AND REGULATIONS AND LEGAL UNCERTAINTIES REGARDING THE INTERNET MAY IMPAIR LAVALIFE'S GROWTH AND HARM ITS BUSINESSES.

     A number of proposed laws and regulations regarding the Internet that could impact Lavalife's businesses, including with respect to consumer privacy, have been proposed or considered. Lavalife cannot predict whether any of these types of laws or regulations will be enacted or amended and what effect, if any, such laws or regulations would have on its businesses, financial condition or results of operations. In addition, the application of various sales, use and other tax provisions under state and local law could have a material adverse effect on Lavalife's businesses, financial condition and results of operations.

                         SENIOR SECURED CREDIT FACILITY

     On March 25, 2004, we entered into an amended and restated senior secured credit facility that allows borrowings of up to $45.0 million. The senior secured credit facility was provided by a syndicate of banks led by LaSalle Bank National Association. As of March 25, 2004, there were no borrowings under the senior secured credit facility and the availability was reduced by an outstanding letter of credit of $5.5 million. Upon consummation of this offering, the availability under the senior secured credit facility will be further reduced by an amount equal to twelve months' interest on the outstanding notes. We expect to draw approximately $30.0 million under the senior secured credit facility to pay a portion of the Lavalife acquisition price. We intend to repay such amounts with a portion of the proceeds of the notes offered hereby. After giving effect to this offering and the use of proceeds therefrom, we will have approximately $27.1 million of availability under the senior secured credit facility. The senior secured credit facility is a 364-day facility, which is renewable for two additional 364-day periods upon our request, unless written notice of non-renewal is provided by all of the lenders under the facility no less than 60 days prior to expiration.

     At our option, interest on all borrowings under the senior secured credit facility accrue at either LIBOR or the base commercial lending rate for the bank, plus an applicable margin. The applicable margin on the base rate will be between 0% and 0.50% based on our leverage ratio as defined in the senior secured credit agreement. On March 25, 2004, the effective interest rate was estimated to be 4.0%.

     The senior secured credit facility will be guaranteed by all of MemberWorks' present and future domestic subsidiaries certain material foreign subsidiaries, including Lavalife.

     Our borrowings under the senior secured credit facility and the guarantees will be secured by a first priority perfected security interest in:

     - all the capital stock of our existing and future direct or indirect domestic subsidiaries (in the case of a foreign subsidiary, such pledge shall be limited to 65% of the shares of such capital stock); and

     - substantially all of our tangible and intangible property and the tangible and intangible property of each of the guarantors, with certain exceptions as set forth in the senior secured credit facility.

     The senior secured credit facility contains customary negative covenants and financial covenants. During the term of the senior secured credit facility, the negative covenants restrict MemberWorks' and its subsidiaries' ability to do certain things, including but not limited to: incur or guarantee additional indebtedness; create, incur, assume or permit to exist liens on property, assets or revenues; liquidate or dissolve; merge or consolidate with another entity; make loans and investments; make capital expenditures or enter into operating leases; engage in acquisitions and asset dispositions; declare or pay dividends and make distributions or restrict the ability of our subsidiaries to pay dividends and make distributions; repurchase our stock; and enter into transactions with affiliates. The financial covenants impose minimum EBITDA requirements and a maximum debt coverage ratio. Upon the closing of this notes offering, we also will be subject to a liquidity covenant under which we will not permit the sum of (1) the unused availability under the senior secured credit facility and (2) cash and cash equivalents, to be less than $30.0 million.

     The credit agreement also contains customary events of default, including, but not limited to, cross defaults to MemberWorks' other material debt.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Lavalife Inc.:

      Audited Consolidated Financial Statements for the Years Ended September
        30, 2003 and 2002
      Unaudited Condensed Consolidated Financial Statements for the Three Months
        Ended December 31, 2003.

(b)   Pro Forma Financial Information:

      Unaudited Pro Forma Condensed Combined Balance Sheet as of December
        31, 2003.
      Notes to Unaudited Proforma Condensed Combined Balance Sheet. Unaudited Pro Forma Condensed Combined Statement of Earnings for the
        six months ended December 31, 2003
      Unaudited Pro Forma Condensed Combined Statement of Earnings for the
        twelve months ended December 31, 2003
      Unaudited Pro Forma Condensed Combined Statement of Earnings for the
        year ended June 30, 2003
      Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(c)   The following exhibits are included as part of this report:

      99.1  Unaudited Pro Forma Condensed Combined Balance Sheet as of
              December 31, 2003.
            Notes to Unaudited Proforma Condensed Combined Balance Sheet. Unaudited Pro Forma Condensed Combined Statement of Earnings for
              the six months ended December 31, 2003
            Unaudited Pro Forma Condensed Consolidated Statement of Earnings for
              the twelve months ended December 31, 2003
            Unaudited Pro Forma Condensed Combined Statement of Earnings for
              the year ended June 30, 2003
            Notes to Unaudited Pro Forma Condensed Combined Financial Statements

      99.2 Audited Consolidated Financial Statements for the Years Ended September 30, 2003 and 2002
            Unaudited Condensed Consolidated Financial Statements for the Three
              Months Ended December 31, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MEMBERWORKS INCORPORATED
                                    (Registrant)


Date: March 26,  2004               By:   /s/ Gary A. Johnson
                                          --------------------------------------
                                          Gary A. Johnson, President and
                                          Chief Executive Officer